      As filed with the Securities and Exchange Commission on June 17, 1999

                        Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   F O R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ROY F. WESTON, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Pennsylvania                                 23-1501990
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                                 1400 Weston Way
                      West Chester, Pennsylvania 19380-1499
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


              Roy F. Weston, Inc. Director Stock Compensation Plan
                            (Full title of the plan)

                             Arnold P. Borish, Esq.
                                 General Counsel
                               Roy F. Weston, Inc.
                                 1400 Weston Way
                      West Chester, Pennsylvania 19380-1499
                     (Name and address of agent for service)

                                 (610) 701-3000
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                        F. Douglas Raymond, III, Esquire
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                      Philadelphia, Pennsylvania 19107-3496

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED
                                                          MAXIMUM           PROPOSED
                                                          AGGREGATE         MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE REGISTERED     OFFERING PRICE    AGGREGATE                 AMOUNT OF
        REGISTERED            (2)                         PER SHARE (1)     OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Series A Common Stock,
par value
$.10 per share                      200,000 shares             $3.28             $656,000              $182.37
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933. The price is based on the average of the highest and lowest price for the Series A Common Stock, as reported in the NASDAQ National Market System on June 14, 1999.

(2) Also registered hereby are such additional indeterminate number of shares of Series A Common Stock or other securities as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have been filed by Roy F. Weston, Inc. ("Weston" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this registration statement:

(a)      The Company's Annual Report on Form 10-K for the year ended December
         31, 1998;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

(c) The description of the Company's Series A Common Stock contained in the Company's registration statement on Form 8-A, dated February 27, 1987 filed with the Commission, including any amendments or reports filed for the purpose of updating such description; and

(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities offered hereby have been sold or (ii) deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's by-laws provide that the Company will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company. The by-laws also provide that the Company will provide indemnification against expenses, judgments, fines and amounts paid in settlement of such proceedings and further provides generally that the Company pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification by the registrant. For these purposes, the Company's board of directors has the authority to purchase and maintain insurance at the Company's expense.

The Company has in effect a directors' and officers' liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the Company and his or her heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his or her capacity as a director or officer of the Company, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the Company. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the Company with respect thereto, except as set forth in Item 9 of this registration statement.

Sections 1741-1745 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PA BCL") authorize such indemnification as described above if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by members of the board of directors of the Company who are not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the Court of Common Pleas. Whether such proceeding is brought by or in the right of the Company or otherwise, indemnification shall be allowed only as specifically authorized by the board of directors of the Company in each case.

In addition to the foregoing, the Company's by-laws also limit the personal liability of directors of the Company for monetary damages arising out of breaches of their fiduciary duties unless the conduct in question constitutes self-dealing, willful misconduct or recklessness, all as authorized by Section 1713 of the PA BCL. The aforementioned provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or for payment of federal, state or local taxes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

Reference is made to the Exhibit Index which appears at page II-6 of this registration statement for a detailed list of the exhibits filed as a part hereof.


ITEM 9.  UNDERTAKINGS

         1.       Undertakings Required by Regulation S-K Item 512(a)

                  The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement,

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Undertakings Required by Regulation S-K Item 512(b).

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Undertakings Required by Regulation S-K Item 512(h).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania, on June 17, 1999.

                                      ROY F. WESTON, INC.

                                      By:/s/ William L. Robertson
                                         --------------------------------------
                                              William L. Robertson
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Robertson and William
G. Mecaughey and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant's registration statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact, and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                             Date
---------                          -----                                             ----
/s/ William L. Robertson           Chief Executive Officer (Principal Executive      June 17, 1999
-----------------------------      Officer) and Director
     William L. Robertson

/s/ Patrick G. McCann              President and Chief Operating Officer             June 17, 1999
-----------------------------      (Principal Operating Officer)
     Patrick G. McCann

/s/ William F. Mecaughey           Vice President and Chief Financial Officer        June 17, 1999
-----------------------------      (Principal Financial Officer and Principal
     William F. Mecaughey          Accounting Officer)

/s/ Richard L. Armitage            Director                                          June 17, 1999
-----------------------------
     Richard L. Armitage

/s/ Jesse Brown                    Director                                          June 17, 1999
-----------------------------
     Jesse Brown

/s/ Thomas E. Carroll              Director                                          June 17, 1999
-----------------------------
     Thomas E. Carroll

/s/ Thomas Harvey                  Director                                          June 17, 1999
-----------------------------
     Thomas Harvey

/s/ Wayne F. Hosking, Jr.          Director                                          June 17, 1999
-----------------------------
     Wayne F. Hosking, Jr.

/s/ Katherine W. Swoyer            Chairman of the Board                             June 17, 1999
-----------------------------
     Katherine W. Swoyer

/s/ Thomas M. Swoyer, Jr.          Director                                          June 17, 1999
-----------------------------
     Thomas M. Swoyer, Jr.

/s/ A. Frederick Thompson          Director                                          June 17, 1999
-----------------------------
     A. Frederick Thompson

-----------------------------      Director                                          June 17, 1999
     Roy F. Weston

/s/ James H. Wolfe                 Director                                          June 17, 1999
-----------------------------
     James H. Wolfe

                                  EXHIBIT INDEX

Exhibit No.             Description of Exhibit
-----------             ----------------------
4.1                Articles of Incorporation of Roy F. Weston, Inc., as amended and restated (incorporated by reference to Exhibit 3(a) to
                   Company's Registration Statement on Form S-1, No. 33-20834,
                   filed under Securities Act of 1933, as amended).


4.2 By-laws of Roy F. Weston, Inc., as amended (incorporated by reference to Exhibit 3.2 to Company's Annual Report on Form
                   10-K for year ended December 31, 1998 filed under Securities
                   Exchange Act of 1934, as amended).


5                  Opinion of Drinker Biddle & Reath LLP.


23.1               Consent of PricewaterhouseCoopers LLP.


23.2 Consent of Drinker Biddle & Reath LLP (contained in opinion filed as Exhibit 5 to this Registration Statement).


24                 Powers of Attorney (See Signature Page).